Exhibit 99.1

News Release

JLL Reports Financial Results for First-Quarter 2025
Broad-based increases in resilient and transactional revenues drove fourth consecutive quarter of double-digit revenue growth
CHICAGO, May 7, 2025 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the first quarter of 2025 with diluted earnings per share of $1.14 (down 19%, driven by non-cash losses) and adjusted diluted earnings per share1 of $2.31 (up 28%). Growth momentum of Resilient4 and Transactional4 revenues continued as both achieved double-digit increases again this quarter.
•First-quarter revenue was $5.7 billion, up 13% in local currency1 with Transactional4 revenues up 14% and Resilient4 revenues up 13%
◦Real Estate Management Services' momentum continued, up 14%, driven by Workplace Management and Project Management
◦Leasing, within Leasing Advisory, increased 15% with broad-based growth across all asset classes, led by the U.S.
◦Capital Markets Services achieved 16% growth highlighted by performance of the debt advisory and investment sales businesses
•Bottom-line performance reflected revenue growth and improved platform leverage partially offset by incremental investments in technology
•Previously announced changes in the company's reporting segments took effect January 1
"Broad-based revenue growth and the 28% increase in Adjusted EPS in the first quarter are a reflection of JLL’s multi-year focus on platform differentiation, efficiency and resiliency," said Christian Ulbrich, JLL CEO. "As we enter the second quarter with a notably more volatile market backdrop, our pipelines are healthy and we have conviction in both the long-term fundamentals supporting our industry and the agility we have developed across our organization. Looking ahead, our ongoing investments to further unify our data, technology and people position us well to navigate real estate cycles and continue to deliver superior client outcomes."

Summary Financial Results ($ in millions, except per share data, "LC" = local currency)	Three Months Ended March 31,
	2025	2024	% Change in USD	% Change in LC

Revenue	$5,746.4	$5,124.5	12%	13%

Net income attributable to common shareholders	$55.3	$66.1	(16)%	(19)%
Adjusted net income attributable to common shareholders[1]	111.6	86.0	30	28

Diluted earnings per share	$1.14	$1.37	(17)%	(19)%
Adjusted diluted earnings per share[1]	2.31	1.78	30	28

Adjusted EBITDA[1]	$224.8	$187.1	20%	20%

Cash flows from operating activities	$(767.6)	$(677.5)	(13)%	n/a
Free Cash Flow[6]	(812.1)	(720.7)	(13)%	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for First-Quarter 2025 - Page 2
Consolidated First-Quarter 2025 Performance Highlights:

Consolidated ($ in millions, "LC" = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2025	2024
Real Estate Management Services	$4,569.4	$4,069.2	12%	14%
Leasing Advisory	586.1	520.4	13	13
Capital Markets Services	435.3	377.6	15	16
Investment Management	98.5	103.4	(5)	(4)
Software and Technology Solutions	57.1	53.9	6	6
Total revenue	$5,746.4	$5,124.5	12%	13%
Gross contract costs[6]	$3,942.3	$3,498.7	13%	14%
Platform operating expenses	1,664.4	1,509.9	10	11
Restructuring and acquisition charges[5]	19.7	1.7	n.m.	n.m.
Total operating expenses	$5,626.4	$5,010.3	12%	14%
Net non-cash MSR and mortgage banking derivative activity[1]	$(12.9)	$(9.0)	(43)%	(43)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Financial Results for First-Quarter 2025 - Page 3
Revenue
Revenue increased 13% compared with the prior-year quarter. Several businesses with Resilient revenues, collectively up 13%, continued to deliver strong growth, highlighted by (i) Workplace Management, up 15%, and (ii) Project Management, up 16%, both within Real Estate Management Services, as well as (iii) Software and Technology Solutions, up 6%. The collective 14% increase in Transactional revenue was led by Leasing, within Leasing Advisory, up 15%, and Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services, up 22% (excluding the impact of non-cash MSR and mortgage banking derivative activity).
Refer to segment performance highlights for additional detail.
The following chart reflects the year-over-year change in revenue for each of the trailing eight quarters (QTD revenues, on a local currency basis). The chart shows the change in Transactional, Resilient and total revenue. Refer to Footnote 4 for the definitions of Resilient and Transactional revenues.

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JLL Reports Financial Results for First-Quarter 2025 - Page 4
Net income and Adjusted EBITDA:

($ in millions, except per share data, "LC" = local currency)	Three Months Ended March 31,
	2025	2024	% Change in USD	% Change in LC

Net income attributable to common shareholders	$55.3	$66.1	(16)%	(19)%
Adjusted net income attributable to common shareholders[1]	111.6	86.0	30	28

Diluted earnings per share	$1.14	$1.37	(17)%	(19)%
Adjusted diluted earnings per share[1]	2.31	1.78	30	28

Adjusted EBITDA[1]	$224.8	$187.1	20%	20%

Effective tax rate ("ETR")	19.5%	19.5%	0 bps	n/a
For the quarter, higher Adjusted EBITDA and margin were largely driven by Transactional revenue growth (notably Investment Sales, Debt/Equity Advisory and Leasing), partially offset by incremental investments in the platform (notably technology and artificial intelligence capabilities) across segments to drive future business growth.
For the first quarter, the following two items were the most meaningful year-over-year differences between net income attributable to common shareholders and non-GAAP measures1:
•Total aggregate equity losses for Investment Management and Software and Technology Solutions were $27.6 million in 2025, greater than the $4.9 million of aggregate equity losses in 2024, primarily associated with Software and Technology Solutions investments.
•Restructuring and acquisition charges were $18.0 million higher in 2025, compared with 2024, primarily due to the year-over-year change in non-cash charges/benefit associated with expected achievement of acquisition-related earn-outs.

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JLL Reports Financial Results for First-Quarter 2025 - Page 5
Cash Flows and Capital Allocation:

($ in millions)	Three Months Ended March 31,
	2025	2024	Change in USD
Cash flows from operating activities	$(767.6)	$(677.5)	(13)%
Free Cash Flow[6]	(812.1)	(720.7)	(13)%
Incremental cash outflow in the first quarter was primarily attributable to (i) the timing of Net reimbursables activity, and (ii) higher commission payments in the first quarter of 2025 compared with the prior-year quarter (reflecting higher transactional revenue activity in Q4 2024 compared with Q4 2023). These drivers were partially offset by greater cash provided by earnings.
Share repurchase activity is noted in the following table. As of March 31, 2025, $993.4 million remained authorized for repurchase.

	Three Months Ended March 31,
	2025	2024
Total number of shares repurchased (in thousands)	75.3	110.7
Total paid for shares repurchased (in millions)	$19.8	$20.1
Net Debt, Leverage and Liquidity6:

	March 31, 2025	December 31, 2024	March 31, 2024
Total Net Debt (in millions)	$1,754.0	$800.6	$1,900.8
Net Leverage Ratio	1.4x	0.7x	1.9x
Corporate Liquidity (in millions)	$3,312.4	$3,616.3	$2,301.7
The increase in Net Debt from December 31, 2024 reflected (i) typical seasonality largely attributable to annual incentive compensation payments made in the first quarter and (ii) the $100 million investment in JLL Income Property Trust, an Investment Management flagship fund, made in January 2025. The Net Debt reduction from March 31, 2024, reflected improved cash flows from operations over the trailing twelve months ended March 31, 2025, compared with the twelve-month period ended March 31, 2024.
In addition to the Corporate Liquidity detailed above, the company maintains a commercial paper program (the "Program") with $2.5 billion authorized for issuance. As of March 31, 2025, there was $900.0 million outstanding under the Program.
Change in External Reporting Segments:
In September 2024, the company announced an organizational change that brings together all building operation groups to address client needs and the changing dynamics of the real estate industry. As a result of these changes, effective January 1, 2025, the company reports Property Management (historically included in Markets Advisory, which was renamed Leasing Advisory) within Real Estate Management Services (formerly referred to as Work Dynamics). Prior-period financial information was recast to conform with this presentation. Also effective January 1, 2025, Capital Markets was renamed Capital Markets Services, LaSalle was renamed Investment Management and JLL Technologies was renamed Software and Technology Solutions; there are no reporting changes within these three segments.
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JLL Reports Financial Results for First-Quarter 2025 - Page 6
Real Estate Management Services First-Quarter 2025 Performance Highlights:

Real Estate Management Services ($ in millions, "LC" = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2025	2024
Revenue	$4,569.4	$4,069.2	12%	14%
Workplace Management	3,263.6	2,871.7	14	15
Project Management	747.5	656.4	14	16
Property Management	445.6	429.7	4	5
Portfolio Services and Other	112.7	111.4	1	2
Segment operating expenses	$4,532.6	$4,027.2	13%	14%
Segment platform operating expenses	602.3	558.1	8	10
Gross contract costs[6]	3,930.3	3,469.1	13	15
Adjusted EBITDA[1]	$66.3	$71.4	(7)%	(9)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Real Estate Management Services revenue growth was driven by continued strong performance in Workplace Management, largely from a balanced mix of client wins and mandate expansions, as incremental pass-through costs augmented high single-digit management fee growth. Higher Project Management revenue was led by the U.S. and Asia Pacific, as a near-double-digit management fee increase was supplemented by higher pass-through costs.
The change in Adjusted EBITDA and margin was primarily due to i) continued investments in our technology platform (including in artificial intelligence and project management capabilities) and ii) incremental human capital investments in the latter half of 2024, most notably in Project Management, to support future business growth.
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JLL Reports Financial Results for First-Quarter 2025 - Page 7
Leasing Advisory First-Quarter 2025 Performance Highlights:

Leasing Advisory ($ in millions, "LC" = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2025	2024
Revenue	$586.1	$520.4	13%	13%
Leasing	566.1	497.3	14	15
Advisory, Consulting and Other	20.0	23.1	(13)	(12)
Segment operating expenses	$501.2	$454.9	10%	11%
Segment platform operating expenses	499.2	448.5	11	12
Gross contract costs[6]	2.0	6.4	(69)	(68)
Adjusted EBITDA[1]	$97.0	$74.8	30%	29%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Compared with the prior-year quarter, increased revenue was driven by broad-based Leasing growth across asset classes, led by growth in office together with accelerated momentum from industrial. Many geographies achieved double-digit Leasing revenue growth for the quarter, most notably the U.S., Canada, Greater China2 and Germany. U.S. office leasing increased for the fifth consecutive quarter, exceeding first-quarter 2019 levels, partially driven by an increase in the number of large leasing deals across nearly all asset classes. Globally, office leasing grew 18% over the prior-year quarter, outperforming market volume growth of 9%, according to JLL Research.
Higher Adjusted EBITDA and margin were largely driven by the revenue growth described above as well as continued improvement in platform leverage.
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JLL Reports Financial Results for First-Quarter 2025 - Page 8
Capital Markets Services First-Quarter 2025 Performance Highlights:

Capital Markets Services ($ in millions, "LC" = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2025	2024
Revenue	$435.3	$377.6	15%	16%
Investment Sales, Debt/Equity Advisory and Other, excluding Net non-cash MSR(a)	325.5	267.7	22	22
Net non-cash MSR and mortgage banking derivative activity (a)	(12.9)	(9.0)	(43)	(43)
Value and Risk Advisory	81.6	80.2	2	4
Loan Servicing	41.1	38.7	6	6
Segment operating expenses	$420.2	$378.4	11%	12%
Segment platform operating expenses	419.1	364.8	15	16
Gross contract costs[6]	1.1	13.6	(92)	(92)
Equity earnings	$1.6	$0.1	n.m.	n.m.
Adjusted EBITDA[1]	$48.6	$25.0	94%	90%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
(a) Historically, net non-cash MSR and mortgage banking derivative activity was included in the Investment Sales, Debt/Equity Advisory and Other caption. Effective beginning Q2 2024, the net non-cash MSR and mortgage banking derivative activity revenue is separately presented in the above table and prior period financial information was recast to conform with this presentation.
Capital Markets Services top-line growth was fueled by debt advisory and investment sales, most notably in the United States. Debt advisory grew over 45% for the quarter while investment sales were up approximately 15%. The residential sector demonstrated the most significant improvement over the prior-year quarter, while hotels and industrial also contributed to the current-quarter growth. Specifically, Investment sales in the U.S. grew approximately 46% for the quarter, outperforming the broader market volume for U.S. investment sales, which grew 42% for the quarter, according to JLL Research.
Adjusted EBITDA and margin improvements for the quarter were largely attributable to transactional revenue growth described above, together with continued improvement in platform leverage.
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JLL Reports Financial Results for First-Quarter 2025 - Page 9
Investment Management First-Quarter 2025 Performance Highlights:

Investment Management ($ in millions, "LC" = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2025	2024
Revenue	$98.5	$103.4	(5)%	(4)%
Advisory fees	89.3	92.3	(3)	(2)
Transaction fees and other	8.5	8.9	(4)	(4)
Incentive fees	0.7	2.2	(68)	(67)
Segment operating expenses	$85.7	$84.6	1%	2%
Segment platform operating expenses	77.5	76.2	2	3
Gross contract costs[6]	8.2	8.4	(2)	(3)
Adjusted EBITDA[1]	$15.8	$21.0	(25)%	(22)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Investment Management advisory fees declined primarily due to lower assets under management ("AUM"), reflecting asset dispositions on behalf of certain clients in the fourth quarter of 2024.
The changes in Adjusted EBITDA and margin were largely attributable to the overall reduction in revenue, foreign currency transaction losses in the current quarter, and the timing of certain expenses.
AUM3 decreased 7% in USD (4% in local currency) during the quarter, and decreased 8% in USD (6% in local currency) over the trailing twelve months. Changes in AUM are detailed in the tables below (in billions):

Quarter-to-date
Beginning balance (December 31, 2024)	$88.8
Asset acquisitions/takeovers	2.2
Asset dispositions/withdrawals	(3.7)
Valuation changes	0.2
Foreign currency translation	(2.8)
Change in uncalled committed capital and cash held	(2.4)
Ending balance (March 31, 2025)	$82.3

Trailing Twelve Months
Beginning balance (March 31, 2024)	$89.7
Asset acquisitions/takeovers	5.3
Asset dispositions/withdrawals	(7.0)
Valuation changes	(0.1)
Foreign currency translation	(2.2)
Change in uncalled committed capital and cash held	(3.4)
Ending balance (March 31, 2025)	$82.3
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JLL Reports Financial Results for First-Quarter 2025 - Page 10
Software and Technology Solutions First-Quarter 2025 Performance Highlights:

Software and Technology Solutions ($ in millions, "LC" = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2025	2024
Revenue	$57.1	$53.9	6%	6%
Segment operating expenses	$67.0	$63.5	6%	6%
Segment platform operating expenses, excluding Carried interest	68.7	62.4	10	10
Carried interest benefit(a)	(2.4)	(0.1)	n.m.	n.m.
Gross contract costs[6]	0.7	1.2	(42)	(35)
Adjusted EBITDA[1]	$(2.9)	$(5.1)	43%	37%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
(a) Carried interest expense/benefit is associated with equity earnings/losses on Spark Venture Funds investments.

Software and Technology Solutions revenue growth was due to increased bookings from software, partially offset by technology solutions.
The improvement in Adjusted EBITDA and margin was primarily attributable to the year-over-year change in carried interest benefit and higher revenue, partially offset by growth in revenue-related expenses.
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JLL Reports Financial Results for First-Quarter 2025 - Page 11
About JLL
For over 200 years, JLL (NYSE: JLL), a leading global commercial real estate and investment management company, has helped clients buy, build, occupy, manage and invest in a variety of commercial, industrial, hotel, residential and retail properties. A Fortune 500® company with annual revenue of $23.4 billion and operations in over 80 countries around the world, our more than 112,000 employees bring the power of a global platform combined with local expertise. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAYSM. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Wednesday, May 7, 2025, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

The conference call can be accessed live over the phone by dialing (888) 660-6392; the conference ID number is 5398158. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

Supplemental Information	Contact
Supplemental information regarding the first quarter 2025 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Sean Coghlan, Head of Investor Relations.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," "Business," "Management’s Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in JLL's Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, new information, developments or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(in millions, except share and per share data)	2025	2024

Revenue	$5,746.4	$5,124.5

Operating expenses:
Compensation and benefits	$2,674.6	$2,415.6
Operating, administrative and other	2,860.5	2,532.0
Depreciation and amortization	71.6	61.0
Restructuring and acquisition charges[5]	19.7	1.7
Total operating expenses	$5,626.4	$5,010.3

Operating income	$120.0	$114.2

Interest expense, net of interest income	24.6	30.5
Equity losses	(25.6)	(3.7)
Other income	1.7	1.5

Income before income taxes and noncontrolling interest	71.5	81.5
Income tax provision	14.0	15.9
Net income	57.5	65.6

Net income (loss) attributable to noncontrolling interest	2.2	(0.5)

Net income attributable to common shareholders	$55.3	$66.1

Basic earnings per common share	$1.17	$1.39
Basic weighted average shares outstanding (in 000's)	47,466	47,485

Diluted earnings per common share	$1.14	$1.37
Diluted weighted average shares outstanding (in 000's)	48,376	48,280

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)
	Three Months Ended March 31,
(in millions)	2025	2024
Real Estate Management Services
Revenue	$4,569.4	$4,069.2

Platform compensation and benefits	$431.6	$400.5
Platform operating, administrative and other	139.2	128.6
Depreciation and amortization	31.5	29.0
Segment platform operating expenses	602.3	558.1
Gross contract costs[6]	3,930.3	3,469.1
Segment operating expenses	$4,532.6	$4,027.2
Segment operating income	$36.8	$42.0
Add:
Equity earnings	0.4	1.1
Depreciation and amortization(a)	30.6	28.0
Net (income) loss attributable to noncontrolling interest	(1.5)	0.3
Adjusted EBITDA[1]	$66.3	$71.4
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended March 31,
(in millions)	2025	2024
Leasing Advisory
Revenue	$586.1	$520.4

Platform compensation and benefits	$426.8	$381.8
Platform operating, administrative and other	60.4	57.6
Depreciation and amortization	12.0	9.1
Segment platform operating expenses	499.2	448.5
Gross contract costs[6]	2.0	6.4
Segment operating expenses	$501.2	$454.9
Segment operating income	$84.9	$65.5
Add:
Depreciation and amortization	12.0	9.1
Other income	1.0	0.9
Adjustments:
Interest on employee loans, net of forgiveness	(0.9)	(0.7)
Adjusted EBITDA[1]	$97.0	$74.8

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended March 31,
(in millions)	2025	2024
Capital Markets Services
Revenue	$435.3	$377.6

Platform compensation and benefits	$329.5	$287.6
Platform operating, administrative and other	70.7	60.8
Depreciation and amortization	18.9	16.4
Segment platform operating expenses	419.1	364.8
Gross contract costs[6]	1.1	13.6
Segment operating expenses	$420.2	$378.4
Segment operating income (loss)	$15.1	$(0.8)
Add:
Equity earnings	1.6	0.1
Depreciation and amortization	18.9	16.4
Other income	0.8	0.6
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	12.9	9.0
Interest on employee loans, net of forgiveness	(0.7)	(0.3)
Adjusted EBITDA[1]	$48.6	$25.0

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended March 31,
(in millions)	2025	2024
Investment Management
Revenue	$98.5	$103.4

Platform compensation and benefits	$58.3	$61.3
Platform operating, administrative and other	16.3	12.9
Depreciation and amortization	2.9	2.0
Segment platform operating expenses	77.5	76.2
Gross contract costs[6]	8.2	8.4
Segment operating expenses	$85.7	$84.6
Segment operating income	$12.8	$18.8
Add:
Depreciation and amortization	2.9	2.0
Other income	0.1	—
Net loss attributable to noncontrolling interest(a)	—	0.2
Adjusted EBITDA[1]	$15.8	$21.0
Equity losses	$(6.1)	$(3.9)
(a) This adjustment excludes the noncontrolling interest portion of Equity earnings which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended March 31,
(in millions)	2025	2024
Software and Technology Solutions
Revenue	$57.1	$53.9

Platform compensation and benefits(a)	$45.5	$47.3
Platform operating, administrative and other	14.5	10.5
Depreciation and amortization	6.3	4.5
Segment platform operating expenses	66.3	62.3
Gross contract costs[6]	0.7	1.2
Segment operating expenses	$67.0	$63.5
Segment operating loss	$(9.9)	$(9.6)
Add:
Depreciation and amortization	6.3	4.5
Other income	(0.2)	—
Net income attributable to noncontrolling interest	0.4	—
Adjustments:
Credit losses on convertible note investments	0.5	—
Adjusted EBITDA[1]	$(2.9)	$(5.1)
Equity losses	$(21.5)	$(1.0)
(a) Included in Segment platform operating expenses is a carried interest benefit of $2.4 million and $0.1 million for the three months ended March 31, 2025 and 2024, respectively. Carried interest expense (benefit) is associated with equity earnings/losses on Spark Venture Funds investments.

JONES LANG LASALLE INCORPORATED
Consolidated Statement of Cash Flows (Unaudited)

	Three Months Ended March 31,			Three Months Ended March 31,
(in millions)	2025	2024		2025	2024
Cash flows from operating activities:			Cash flows from investing activities:
Net income	$57.5	$65.6	Net capital additions – property and equipment	$(44.5)	$(43.2)
Reconciliation of net income to net cash used in operating activities:			Capital contributions to investments	(112.9)	(17.4)
Depreciation and amortization	71.6	61.0	Distributions of capital from investments	4.9	5.7
Equity losses	25.6	3.7	Other, net	(0.3)	0.6
Distributions of earnings from investments	1.6	3.2	Net cash used in investing activities	(152.8)	(54.3)
Provision for loss on receivables and other assets	9.4	9.9	Cash flows from financing activities:
Amortization of stock-based compensation	22.0	11.2	Proceeds from borrowings under credit facility	2,232.0	2,760.0
Net non-cash mortgage servicing rights and mortgage banking derivative activity	12.9	9.0	Repayments of borrowings under credit facility	(1,912.0)	(1,990.0)
Accretion of interest and amortization of debt issuance costs	1.7	1.4	Proceeds from issuance of commercial paper	1,000.0	—
Other, net	6.9	(8.6)	Repayments of commercial paper	(300.0)	—
Change in:			Net repayments of short-term borrowings	(67.2)	(18.7)
Receivables	163.5	156.2	Payments of deferred business acquisition obligations and earn-outs	(0.6)	(3.1)
Reimbursable receivables and reimbursable payables	(271.8)	(193.4)	Repurchase of common stock	(19.7)	(20.0)
Prepaid expenses and other assets	(24.0)	(18.7)	Noncontrolling interest distributions, net	(2.9)	(1.5)
Income taxes receivable, payable and deferred	(22.7)	(24.4)	Other, net	(28.9)	(23.3)
Accounts payable, accrued liabilities and other liabilities	(171.3)	(154.5)	Net cash provided by financing activities	900.7	703.4
Accrued compensation (including net deferred compensation)	(650.5)	(599.1)	Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	11.7	(9.7)
Net cash used in operating activities	$(767.6)	$(677.5)	Net change in cash, cash equivalents and restricted cash	$(8.0)	$(38.1)
			Cash, cash equivalents and restricted cash, beginning of the period	652.7	663.4
			Cash, cash equivalents and restricted cash, end of the period	$644.7	$625.3

.

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	March 31,	December 31,		March 31,	December 31,
(in millions, except share and per share data)	2025	2024		2025	2024
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$432.4	$416.3	Accounts payable and accrued liabilities	$1,201.4	$1,322.7
Trade receivables, net of allowance	2,013.3	2,153.5	Reimbursable payables	2,038.0	2,176.3
Notes and other receivables	457.4	456.9	Accrued compensation and benefits	1,162.8	1,768.5
Reimbursable receivables	2,833.9	2,695.0	Short-term borrowings	88.3	153.8
Warehouse receivables	601.6	770.7	Commercial paper, net of debt issuance costs	898.3	199.3
Short-term contract assets, net of allowance	314.8	334.8	Short-term contract liability and deferred income	187.7	203.8
Restricted cash, prepaid and other	580.3	651.3	Warehouse facilities	600.7	841.0
Total current assets	7,233.7	7,478.5	Short-term operating lease liability	155.5	157.2
Property and equipment, net of accumulated depreciation	585.9	598.1	Other	294.0	321.9
Operating lease right-of-use asset	737.6	743.1	Total current liabilities	6,626.7	7,144.5
Goodwill	4,642.5	4,611.3	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	701.8	724.1	Credit facility, net of debt issuance costs	409.3	88.6
Investments	902.4	812.7	Long-term debt, net of debt issuance costs	772.1	756.7
Long-term receivables	387.6	394.7	Long-term deferred tax liabilities, net	45.5	45.6
Deferred tax assets, net	539.5	518.2	Deferred compensation	649.1	665.4
Deferred compensation plans	673.4	664.0	Long-term operating lease liability	754.2	748.8
Other	226.7	219.1	Other	412.1	419.1
Total assets	$16,631.1	$16,763.8	Total liabilities	$9,669.0	$9,868.7

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	2,001.9	2,032.7
			Retained earnings	6,383.0	6,334.9
			Treasury stock	(923.5)	(937.9)
			Shares held in trust	(12.1)	(11.8)
			Accumulated other comprehensive loss	(610.6)	(646.9)
			Total company shareholders' equity	6,839.2	6,771.5
			Noncontrolling interest	122.9	123.6
			Total equity	6,962.1	6,895.1
			Total liabilities and equity	$16,631.1	$16,763.8

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA"),
(ii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share,
(iii)Free Cash Flow (refer to Note 6),
(iv)Net Debt (refer to Note 6) and
(v)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles ("GAAP"). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets Services segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.
Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments’ reconciliation to Adjusted EBITDA.

Amortization of Acquisition-Related Intangibles is primarily associated with the fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name. Such activity is excluded as it is non-cash and the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance.
Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in Leasing Advisory and Capital Markets Services businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures.
Equity Earnings/Losses (Investment Management and Software and Technology Solutions) primarily reflects valuation changes on investments reported at fair value. Investments reported at fair value are increased or decreased each reporting period by the change in the fair value of the investment. Where the measurement alternative has been elected, our investment is increased or decreased upon observable price changes. Such activity is excluded as the amounts are generally non‑cash in nature and not indicative of core operating performance.
Note: Equity earnings/losses in the remaining segments represent the results of unconsolidated operating ventures (not investments), and therefore the amounts are included in adjusted profit measures on both a segment and consolidated basis.
Credit Losses on Convertible Note Investments reflects credit impairments associated with pre-equity convertible note investments in early-stage proptech enterprises. Such losses are similar to the equity investment-related losses included in equity earnings/losses for Software and Technology Solutions' investments and are therefore consistently excluded from adjusted measures.

Reconciliation of Non-GAAP Financial Measures
Below are (i) a reconciliation of Net income attributable to common shareholders to Adjusted EBITDA, (ii) a reconciliation to Adjusted net income and (iii) components of Adjusted diluted earnings per share.

	Three Months Ended March 31,
(in millions)	2025	2024

Net income attributable to common shareholders	$55.3	$66.1
Add:
Interest expense, net of interest income	24.6	30.5
Income tax provision	14.0	15.9
Depreciation and amortization(a)	70.7	60.0
Adjustments:
Restructuring and acquisition charges[5]	19.7	1.7
Net non-cash MSR and mortgage banking derivative activity	12.9	9.0
Interest on employee loans, net of forgiveness	(1.6)	(1.0)
Equity losses - Investment Management and Software and Technology Solutions(a)	28.7	4.9
Credit losses on convertible note investments	0.5	—
Adjusted EBITDA	$224.8	$187.1

	Three Months Ended March 31,
(In millions, except share and per share data)	2025	2024

Net income attributable to common shareholders	$55.3	$66.1
Diluted shares (in thousands)	48,376	48,280
Diluted earnings per share	$1.14	$1.37

Net income attributable to common shareholders	$55.3	$66.1
Adjustments:
Restructuring and acquisition charges[5]	19.7	1.7
Net non-cash MSR and mortgage banking derivative activity	12.9	9.0
Amortization of acquisition-related intangibles(a)	16.1	15.2
Interest on employee loans, net of forgiveness	(1.6)	(1.0)
Equity losses - Investment Management and Software and Technology Solutions(a)	28.7	4.9
Credit losses on convertible note investments	0.5	—
Tax impact of adjusted items(b)	(20.0)	(9.9)
Adjusted net income attributable to common shareholders	$111.6	$86.0
Diluted shares (in thousands)	48,376	48,280
Adjusted diluted earnings per share	$2.31	$1.78
(a) This adjustment excludes the noncontrolling interest portion which is not attributable to common shareholders.
(b) For the first quarter of 2025 and 2024, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing operating results, the company refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) Revenue, (ii) Operating income and (iii) Adjusted EBITDA.

	Three Months Ended March 31,
($ in millions)	2025	% Change
Revenue:
At current period exchange rates	$5,746.4	12%
Impact of change in exchange rates	60.4	n/a
At comparative period exchange rates	$5,806.8	13%

Operating income:
At current period exchange rates	$120.0	5%
Impact of change in exchange rates	(1.3)	n/a
At comparative period exchange rates	$118.7	4%

Adjusted EBITDA:
At current period exchange rates	$224.8	20%
Impact of change in exchange rates	(0.5)	n/a
At comparative period exchange rates	$224.3	20%
2.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000%, favorable or unfavorable.
Greater China: China, Hong Kong, Macau and Taiwan.
3.    Assets under management data is primarily reported on a one-quarter lag. In addition, Investment Management raised $1.9 billion in private equity capital for the quarter ended March 31, 2025.
4.     The company defines "Resilient" revenue as (i) Workplace Management, Project Management and Property Management, within Real Estate Management Services, (ii) Value and Risk Advisory, and Loan Servicing, within Capital Markets Services, (iii) Advisory Fees, within Investment Management and (iv) Software and Technology Solutions.
The company defines "Transactional" revenue as (i) Portfolio Services and Other, within Real Estate Management Services, (ii) Leasing Advisory, (iii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services, and (iv) Incentive fees and Transaction fees and other, within Investment Management.
Effective beginning Q1 2025, the company reports Project Management in Resilient revenue. Prior period financial information was recast to conform with this presentation.

5.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income. For purposes of segment operating results, the allocation of Restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows Restructuring and acquisition charges.

	Three Months Ended March 31,
(in millions)	2025	2024
Severance and other employment-related charges	$7.4	$4.5
Restructuring, pre-acquisition and post-acquisition charges	8.4	7.7
Fair value adjustments that resulted in a net (decrease) increase to earn-out liabilities from prior-period acquisition activity	3.9	(10.5)
Total Restructuring and acquisition charges	$19.7	$1.7
6.    "Gross contract costs" represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses (with the corresponding fees in Revenue).
"Net Debt" is defined as the sum of the (i) Credit facility, inclusive of debt issuance costs, (ii) Long-term debt, inclusive of debt issuance costs, (iii) Commercial paper, inclusive of debt issuance costs and (iv) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing twelve-month Adjusted EBITDA.
Below is a reconciliation of total debt to Net Debt and the components of Net Leverage Ratio.

($ in millions)	March 31, 2025	December 31, 2024	March 31, 2024

Total debt	$2,186.4	$1,216.9	$2,297.5
Less: Cash and cash equivalents	432.4	416.3	396.7
Net Debt	$1,754.0	$800.6	$1,900.8

Divided by: Trailing twelve-month Adjusted EBITDA	$1,224.0	$1,186.3	$1,012.6
Net Leverage Ratio	1.4x	0.7x	1.9x
"Corporate Liquidity" is defined as the unused portion of the company's Credit facility plus cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by operating activities less net capital additions - property and equipment.
Below is a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three Months Ended March 31,
(in millions)	2025	2024

Net cash used in operating activities	$(767.6)	$(677.5)
Net capital additions - property and equipment	(44.5)	(43.2)
Free Cash Flow	$(812.1)	$(720.7)

Appendix: Additional Segment Detail

	Three Months Ended March 31, 2025
(in millions)	Real Estate Management Services					Leasing Advisory			Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Total Real Estate Mgmt Services	Leasing	Advisory, Consulting and Other	Total Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt	Software and Tech Solutions	Total

Revenue(a)	$3,263.6	747.5	445.6	112.7	$4,569.4	$566.1	20.0	$586.1	$312.6	81.6	41.1	$435.3	$98.5	$57.1	$5,746.4
Gross contract costs[6]	$3,040.6	520.0	312.4	57.3	$3,930.3	$1.2	0.8	$2.0	$0.5	0.6	—	$1.1	$8.2	$0.7	$3,942.3
Platform operating expenses					$602.3			$499.2				$419.1	$77.5	$66.3	$1,664.4
Adjusted EBITDA[1]					$66.3			$97.0				$48.6	$15.8	$(2.9)	$224.8
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $12.9 million for the three months ended March 31, 2025 within Investment Sales, Debt/Equity Advisory and Other.

	Three Months Ended March 31, 2024
(in millions)	Real Estate Management Services					Leasing Advisory			Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Total Real Estate Mgmt Services	Leasing	Advisory, Consulting and Other	Total Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt	Software and Tech Solutions	Total

Revenue(a)	$2,871.7	656.4	429.7	111.4	$4,069.2	$497.3	23.1	$520.4	$258.7	80.2	38.7	$377.6	$103.4	$53.9	$5,124.5
Gross contract costs[6]	$2,663.1	445.9	298.5	61.6	$3,469.1	$4.2	2.2	$6.4	$11.1	2.5	—	$13.6	$8.4	$1.2	$3,498.7
Platform operating expenses					$558.1			$448.5				$364.8	$76.2	$62.3	$1,509.9
Adjusted EBITDA[1]					$71.4			$74.8				$25.0	$21.0	$(5.1)	$187.1
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $9.0 million for the three months ended March 31, 2024 within Investment Sales, Debt/Equity Advisory and Other.